SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):             July 30, 1999



                             TAMBORIL CIGAR COMPANY
               (Exact name of registrant as specified in charter)

             Delaware                  0-22573                 65-0774638
(State or other jurisdiction   (Commission File Number)      (IRS Employer
        of Incorporation)                                  Identification No.)


111 S.W. 3rd Street, Suite 701, Miami, Florida                  33130
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  305-653-3201

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Item 5.  Other Events

         On July 30, 1999, Tamboril Cigar Company ("Company") closed its principal business office at 18349 N.E. 4th Court, Miami, Florida, and relocated to the principal business office of Crisis Management, Inc. ("Crisis Management"), at 111 S.W. 3rd Street, Suite 701, Miami, Florida. Alan L. Goldberg, the Company's president and chief executive officer, is the president of Crisis Management. Mr. Goldberg will be the only employee of the Company at its new address.

         In connection with the move, the Company auctioned off a small amount of cigar inventory that was located at its former premises, for approximately $7,000 and sold some furniture and fixtures for approximately $2,000.




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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     TAMBORIL CIGAR COMPANY.


Date:  August 17, 1999                               By: /s/ Alan Goldberg
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                                                        Alan Goldberg
                                                        President


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